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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: August 29, 2005

                                   uWink, Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)

         Utah                       000-29217                  87-0412110
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     (State or other               (Commission               (IRS Employer
jurisdiction of incorporation)     File Number)             Identification)


               12536 Beatrice Street Los Angeles, California 90066
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               (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (310) 827-6900

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

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SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


On September 9, 2005, the Board of Directors of uWink, Inc. (the "Company") approved the adoption of the uWink, Inc. 2005 Stock Incentive Plan ("Stock Incentive Plan"). The Stock Incentive Plan allows the grants of incentive and nonstatutory stock options, as well as restricted and nonrestricted stock unit awards. Any employee of the Company or its subsidiaries may be selected to participate in the plan. The maximum number of shares that may be granted under this plan is 2,000,000 shares. This plan will expire on September 9, 2015.

The Stock Incentive Plan is attached hereto as Exhibit 10.1.



ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 29, 2005, Mr. Peter F. Wilkniss was appointed as the Company's Chief Financial Officer.

Mr. Wilkniss has over 12 years experience in operational and financial leadership in entrepreneurial technology-driven arenas. His areas of expertise include corporate finance and financial reporting, M&A, business development and strategic planning. Mr. Wilkniss was Managing Director and CFO for a subsidiary of Jefferies Group, Inc. (NYSE: JEF) and its predecessor company from 2000 to 2002. Prior to that Mr. Wilkniss was a corporate attorney at Wachtell, Lipton, Rosen & Katz. From 2004 to 2005, he held a senior operational role in an early-stage e-commerce company. Mr. Wilkniss holds an MBA in Finance and Accounting from Columbia Business School and a JD from Columbia Law School (with highest honors). He received his BA in Economics from the University of Virginia.

Pursuant to the terms of Mr. Wilkniss' employment agreement, the Company will pay Mr. Wilkniss an initial base salary of $150,000. Mr. Wilkniss will also be eligible for an annual bonus of up to 33% of his base salary upon successfully achieving certain goals as specified by Company management. Up to $50,000 of any annual bonus payable to Mr. Wilkniss may be paid in shares of Company common stock in lieu of cash, at the option of the Company. Mr. Wilkniss will be eligible for a pro-rated bonus for 2005 based on the number of days actually worked in 2005.

Mr. Wilkniss will be granted options to purchase 200,000 shares of Company common stock at an exercise price of $0.43 and options to purchase an additional 200,000 shares of Company common stock at an exercise price equal to the fair market value of the Company's common stock on the date of grant. These options will vest over a 3-year period.

Mr. Wilkniss' employment is at will. Mr. Wilkniss' employment agreement may be terminated by either party with or without cause at any time upon thirty (30) days prior written notice. If the agreement is terminated by the Company without Cause or by Mr. Wilkniss for Good Reason, Mr. Wilkniss will be entitled to receive a severance payment equal to one month of base salary for every 2 months worked, up to a maximum of 12 months' base salary, as well as a pro rata portion of the annual bonus for the year of termination. A pro rata portion of stock options for the year terminated shall also vest upon such termination.

"Cause" is defined as (i) an action or omission which constitutes a material breach of, or material failure or refusal to perform his duties, (ii) fraud, embezzlement or misappropriation of funds, or (iii) a conviction of any crime which involves dishonesty or a breach of trust or involves the Company or its executives.

"Good Reason" is defined as (i) a reduction by the Company in Mr. Wilkniss' base salary to a rate less than the initial base salary rate; (ii) a change in the eligibility requirements or performance criteria under any employee benefit plan or incentive compensation arrangement under which Mr. Wilkniss is covered, and which materially adversely affects Mr. Wilkniss; (iii) the Company requiring Mr. Wilkniss to be based anywhere other than the Company's headquarters or the relocation of Company's headquarters more than 20 miles from its location, except for required travel on the Company's business; (iv) the assignment to Mr. Wilkniss of any duties or responsibilities which are materially inconsistent with his status or position as a member of the Company's executive management group; or (v) Mr. Wilkniss' good faith and reasonable determination, after consultation with nationally-recognized counsel, that he is being unduly pressured or required by the board of directors or a senior executive of the Company to directly or indirectly engage in criminal activity.

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There are no family relationships between Mr. Wilkniss and any of the Company's directors or officers.

The press release, dated September 15, 2005, issued by the Company announcing Mr. Wilkniss' appointment is attached hereto as Exhibit 99.


Section 9 - Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits.

         (a)  Exhibit 10.1         uWink, Inc. 2005 Stock Incentive Plan

         (b)  Exhibit 99            Press Release




                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  September 15, 2005            uWink, Inc.

                                By:

                                /s/ NOLAN BUSHNELL
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                                Nolan Bushnell
                                Chief Executive Officer